Exhibit 99.1
Company Contact: Kevin D. Clark, CEO, COO & President 305-324-2300

FOR IMMEDIATE RELEASE

IVAX DIAGNOSTICS, INC. REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

MIAMI, FL, May 13, 2011 -- IVAX Diagnostics, Inc. (NYSE Amex: IVD), a fully integrated in vitro diagnostics company, reports its financial results for the quarter ended March 31, 2011.

Kevin D. Clark, Chief Executive Officer, Chief Operating Officer and President of IVAX Diagnostics, said, “We continued our rebuilding efforts during the first quarter of 2011.  Our operating expenses were $246,000 lower in the first quarter of 2011 compared to the first quarter of 2010, principally as a result of our efforts to contain general and administrative expenses.  However, due to lower revenues, even with this decrease in operating expenses, our cash and cash equivalents decreased by $899,000 since December 31, 2010 to $927,000 as of March 31, 2011.  We do not believe that our existing cash and cash equivalents will be sufficient to meet our anticipated cash requirements over the next twelve months.

Mr. Clark continued, “As previously announced, in January 2011, we received clearance from the United States Food and Drug Administration (FDA) on the 510(k) premarket submission that we had filed for the Mago® 4S, our next-generation fully-automated Enzyme-linked Immunosorbent Assay (ELISA) and Immunofluorescence Assay (IFA) instrumentation system for autoimmune and infectious disease testing that we have begun marketing in the United States.  During the first quarter of 2011, we began to make deliveries of the Mago® 4S.”

Mr. Clark continued, “Looking ahead into the remainder of 2011, we expect to continue our efforts to reduce manufacturing costs.  We also expect to implement a number of initiatives in an effort to improve sales, while continuing to carefully manage our operating expenses.”

As previously disclosed, in an effort to improve our cash position, we entered into a stock purchase agreement with ERBA Mannheim Diagnostics GmbH on April 8, 2011, pursuant to which we agreed to sell and issue to ERBA 20,000,000 shares of our common stock at a purchase price of $0.75 per share for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of our common stock (collectively, the “Investment”).  The per share purchase price for the common stock constitutes a premium of 14% above the average closing price of a share of our common stock on the NYSE Amex during the five trading days immediately prior to the date on which we announced the Investment.  The warrants to be issued in the Investment will have a five-year term and will have an exercise price per share of our common stock equal to $0.75, which exercise price per share constitutes a premium of 14% above the average closing price of a share of our common stock on the NYSE Amex during the five trading days immediately prior to the date on which we announced the Investment.

The consummation of the Investment is subject to certain conditions, including the approval of holders of at least 66-2/3% of the issued and outstanding shares of our common stock (excluding any shares beneficially owned, directly or indirectly, by ERBA), which approval we are seeking at our 2011 Annual Meeting of Stockholders to be held on May 20, 2011.  We previously mailed to our stockholders, as of April 15, 2011, proxy materials relating to the Annual Meeting containing a detailed description of the Investment and the other matters to be considered at the Annual Meeting.  Our Board of Directors has asked all of our stockholders entitled to vote at the Annual Meeting to vote “FOR” all of the proposals to be considered at the Annual Meeting, including the Investment.  The failure to vote by our stockholders entitled to vote at the Annual Meeting will have the same effect as a vote cast “AGAINST” the Investment.  We urge you to please vote your shares regardless of how many shares you own.

There can be no assurance that the Investment will be consummated on the contemplated terms, in the time frame anticipated, or at all.  We are also evaluating various forms of other financing arrangements. There can be no assurance that, if we seek to raise additional funds through issuing debt or equity securities or incurring indebtedness, any such additional funds would be available on acceptable terms or at all.  If we are unable to obtain the requisite stockholder approval of the Investment, if we are not successful in improving our operating results and cash flows or if existing and possible future sources of liquidity described above are insufficient, then we may be required to curtail or reduce our operations, we may not be able to survive and any investment in our company may be lost.

Financial Highlights for the Quarter Ended March 31, 2011

Net revenues for the first quarter of 2011 were $4,134,000 compared with $4,655,000 in the first quarter of 2010, a decline of $521,000 or 11.2%.  The decrease in revenue was primarily the result of a decrease in reagent sales.

Gross profit for the first quarter of 2011 was $2,115,000, or 51.2% of net revenue, compared with $2,488,000, or 53.5% of net revenue, for the first quarter of 2010. The decrease in gross profit resulted from lower sales and the decrease in gross profit margin was principally as a result of lower absorption of fixed manufacturing costs due to lower reagent sales volume and an increase in the sale of instruments, which have a lower average margin than reagent sales.

Total operating expenses for the first quarter of 2011 decreased to $3,123,000 from $3,368,000 for the first quarter of 2010.  Selling expenses decreased mainly due to decreased sales commissions resulting from reduced sales. General and administrative expenses decreased as a result of severance costs that had been included in the expense recorded in the first quarter of 2010, as well as the decrease in the number of executive officers.  Research and development expenses increased during the first quarter of 2011 compared to the first quarter of 2010 due principally to the increase in new product development activities during 2011, including additional staff allocated to research and development activities.

Loss from operations for the first quarter of 2011 was $1,008,000 compared with loss from operations of $881,000 in the first quarter of 2010.  Net loss for the first quarter of 2011 was $1,020,000, or $0.04 loss per share, compared with a net loss of $957,000, or $0.03 loss per share, in the first quarter of 2010.

About IVAX Diagnostics, Inc.
IVAX Diagnostics, Inc. (www.ivaxdiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its three subsidiaries: Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe) and ImmunoVision, Inc. (U.S.).

Safe Harbor Statement
Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation:  IVAX Diagnostics’ ability to generate positive cash flow or otherwise improve its liquidity, whether from existing operations, strategic initiatives or possible future sources of liquidity, including, without limitation, from the Investment, issuing debt or equity securities, incurring indebtedness or curtailing or reducing operations; the imposition on IVAX Diagnostics of positive and negative covenants under any financing arrangements, which could restrict various aspects of its business, operations and finances; the dilutive impact to existing IVAX Diagnostics stockholders of any issuance of equity securities, or securities convertible into shares of common stock, including the Investment; IVAX Diagnostics’ ability to raise additional funds through issuing debt or equity securities or incurring indebtedness on acceptable terms or at all; the Investment may not be consummated on the contemplated terms, in the time frame anticipated, or at all; the net proceeds of the Investment, whether or not the warrants are exercised, may not provide adequate cash resources to fund IVAX Diagnostics’ operations or liquidity needs for the reasonably foreseeable future; the warrants may not be exercised, in whole or in part; the decision to exercise the warrants will be made by ERBA Diagnostics Mannheim GmbH based upon considerations it deems appropriate, which may include, among other things, the future market price of IVAX Diagnostics’ common stock, which is subject to volatility and a number of other factors, many of which may be beyond IVAX Diagnostics’ control; ERBA Diagnostics Mannheim GmbH’s interests in deciding whether or not to exercise the warrants may conflict with IVAX Diagnostics’ interests; IVAX Diagnostics’ ability to successfully implement cost containment efforts and achieve a reduction in its expenses; IVAX Diagnostics’ ability to successfully implement initiatives to improve its manufacturing efficiencies and sales; economic, competitive, political, governmental and other factors affecting IVAX Diagnostics and its operations, markets and products; the success of IVAX Diagnostics’ technological, strategic and business initiatives; the ability of the Mago® 4S to perform as expected; the ability of the Mago® 4S to be a source of revenue growth for IVAX Diagnostics; IVAX Diagnostics’ ability to receive financial benefits or achieve improved operating results from and after the commercial release of the Mago® 4S; the ability of the Mago® 4S to be a factor in IVAX Diagnostics’ growth; IVAX Diagnostics’ ability to achieve cost advantages from its own manufacture of instrument systems, reagents and test kits; voting control of IVAX Diagnostics’ common stock by ERBA Diagnostics Mannheim GmbH; conflicts of interest with ERBA Diagnostics Mannheim GmbH and with our officers, employees and other directors, including, without limitation, our directors that are also executive officers of ERBA Diagnostics Mannheim GmbH; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

-FINANCIAL TABLES FOLLOW-

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended
	March 31,
	2011	2010

Net revenues	$4,134,357	$4,655,021
Cost of sales	2,019,142	2,167,274
Gross profit	2,115,215	2,487,747

Operating expenses:
Selling	1,225,489	1,295,014
General and administrative	1,347,001	1,641,808
Research and development	550,235	431,622
Total operating expenses	3,122,725	3,368,444

Loss from operations	(1,007,510)	(880,697)

Other income (expense):
Interest income (expense)	(3,391)	141
Other income (expense), net	19,192	(48,538)
Total other income (expense), net	15,801	(48,397)

Loss before income taxes	(991,709)	(929,094)

Provision for income taxes	28,308	28,334

Net loss	$(1,020,017)	$(957,428)

Net loss per share
Basic and diluted	$(0.04)	$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
Basic	27,649,887	27,649,887
Diluted	27,649,887	27,649,887

-more-

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
ASSETS	(unaudited)

Current assets:
Cash and cash equivalents	$927,058	$1,826,228
Accounts receivable, net of allowances for doubtful
accounts of $346,776 in 2010 and $356,162 in 2009	6,134,111	5,344,205
Inventories, net	4,289,305	4,077,896
Other current assets	163,363	146,366
Total current assets	11,513,837	11,394,695

Property, plant and equipment, net	1,547,124	1,618,136
Equipment on lease	655,217	679,438
Product license	282,936	282,936
Goodwill	870,290	870,290
Restricted deposits	238,244	228,860
Other assets	47,747	26,847
Total assets	$15,155,395	$15,101,202

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,531,392	$1,597,555
Accrued license payable	141,703	132,521
Accrued expenses and other current liabilities	2,350,592	2,511,698
Capital lease obligations	73,446	71,826
Total current liabilities	5,097,133	4,313,600

Other long-term liabilities:
Capital lease obligations	81,632	100,612
Deferred tax liabilities	381,057	365,184
Other long-term liabilities	1,024,538	955,056
Total other long-term liabilities	1,487,227	1,420,852

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value, authorized 50,000,000 shares,
issued and outstanding 27,649,887 in 2010 and 2009	276,498	276,498
Capital in excess of par value	41,389,404	41,204,712
Accumulated deficit	(32,706,489)	(31,686,472)
Accumulated other comprehensive loss	(388,378)	(612,860)
Total shareholders’ equity	8,571,035	9,366,570
Total liabilities and shareholders’ equity	$15,155,395	$15,101,022

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